UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 27, 2020

Clearside Biomedical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37783	45-2437375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

900 North Point Parkway, Suite 200

Alpharetta, GA 30005

(Address of principal executive offices, including zip code)

(678) 270-3631

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CLSD	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company           ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01 Entry into a Material Definitive Agreement.

On April 27, 2020, the Company and Bausch Health Ireland Limited (“Bausch”) entered into an amendment (the “Amendment”) to the Company’s License Agreement with Bausch dated October 22, 2019 (as amended, the “License Agreement”). Pursuant to the License Agreement, the Company has granted an exclusive license to Bausch to develop, manufacture, distribute, promote, market and commercialize XIPERETM, the Company’s proprietary suspension of the corticosteroid triamcinolone acetonide formulated for administration to the back of the eye using the Company’s proprietary microneedle (the “Device”), as well as specified other steroids, corticosteroids and NSAIDs in combination with the Device (“Other Products”; and together with XIPERE, “Products”), subject to specified exceptions, in the United States and Canada (the “Original Territory”) for the treatment of ophthalmology indications, including non-infectious uveitis. In the Amendment, the Company has granted Bausch an exclusive option to develop, manufacture, distribute, promote, market and commercialize XIPERE in one or more of the following regions (the “Option”): (i) the European Union, including the United Kingdom, (ii) Australia and New Zealand and (iii) South America and Mexico (such regions, the “Additional Regions” and together with the Original Territory, the “Territory”). The Option may be exercised any time before the earlier of regulatory approval of XIPERE in the United States and August 31, 2021.

Pursuant to the License Agreement, Bausch paid the Company an upfront payment of $5.0 million (the “Upfront Payment”), which is subject to a refund if the License Agreement is terminated in specified circumstances.  In addition, Bausch has agreed to make additional payments of up to $15.0 million upon the achievement of specified pre-launch development and regulatory milestones (the “Pre-Launch Milestone Payments”) and up to an aggregate of $57.3 million in additional milestone payments upon the achievement of (i) specified regulatory approvals for specified additional indications of XIPERE (including certain regulatory and commercial milestones if Bausch exercises its Option in the European Union) and (ii) specified levels of annual net sales (as defined in the License Agreement).  Further, during the applicable royalty term, the Company will also be entitled to receive tiered royalties at increasing percentages, from the high-teens to twenty percent, based on XIPERE achieving certain annual net sales thresholds in the Original Territory, as well as a lower royalty on annual net sales of Other Products in the Original Territory and on annual net sales of Xipere in the Additional Regions if Bausch exercises its Option, in each case subject to reductions in specified circumstances; provided that the Company will not receive any royalties on the first $45.0 million of cumulative net sales of all products in the Original Territory.

The Company is responsible for all development expenses for XIPERE in the Original Territory until the Company’s New Drug Application (“NDA”) for XIPERE is approved by the U.S. Food and Drug Administration (the “FDA”), subject to specified exceptions, as well as manufacturing costs in connection with the NDA.  The Company is also responsible for all clinical and development expenses conducted to satisfy the FDA’s requests in the complete response letter issued on October 18, 2019 related to the NDA and any subsequent complete response letter related to the NDA (the “CRL-related expenses”). If XIPERE is approved by the FDA, Bausch will be responsible for all expenses following such approval; provided that the Company will be responsible for the CRL-related expenses and for half of the costs of any post-approval clinical trials required by the FDA, up to a specified maximum amount.

During the term of the License Agreement, and in the Territory, the Company has agreed not to (i) develop or commercialize XIPERE alone or in combination with an Other Device (as defined in the License Agreement) in the licensed field, (ii) develop or commercialize any corticosteroid with the Device or an Other Device in the licensed field, (iii) develop or commercialize the Device or an Other Device with any active pharmaceutical ingredient for non-infectious uveitis or macular edema associated with non-infectious uveitis, including with any Other Drug (as defined in the License Agreement), (iv) develop or commercialize any Other Drug in combination with the Device and (v) commercialize any Other Device for achieving non-surgical access to the suprachoroidal space where such device is sold as a stand-alone product, subject to specified exceptions.  The License Agreement will expire upon expiration of the royalty terms for all Products and countries in the Territory, with each royalty term for a given Product and country ending on the latest of (i) the date of expiration of the last-to-expire valid claim of any licensed patent rights covering such Product in such country in the Territory, (ii) the date of the loss of regulatory exclusivity for such Product in such country in the Territory, or (iii) ten years from the later of the first sale of such Product in such country in the Territory.  For a specified period of time, Bausch may terminate the License Agreement immediately and have the Upfront Payment refunded if the FDA has not approved the XIPERE NDA by August 31, 2021.  Following the payment of the Pre-Launch Milestone Payments, Bausch may also terminate the License Agreement for convenience upon 180 days’ written notice.  In addition, the Company can terminate the License Agreement if Bausch commences a legal action challenging the validity, enforceability or scope of any of the licensed patents.  If the FDA requires an additional clinical trial prior to approving the NDA for XIPERE and the Company notifies Bausch that the Company will not conduct the trial at the Company’s expense, then Bausch may terminate the License Agreement and have the Upfront Payment refunded within 60 days of the receipt of such notice from the Company.  Both parties may terminate the License Agreement (i) upon a material breach of the License Agreement, subject to a specified cure period and specified exceptions, or (ii) if the other party encounters bankruptcy or insolvency.  Upon termination (other than for a material breach by or bankruptcy or insolvency event of the Company), all licenses and other rights granted by the Company to Bausch pursuant to the License Agreement would revert to the Company.

The foregoing is a summary description of certain terms of the License Agreement, is not complete and is qualified in its entirety by reference to the text of the (i) License Agreement, which was filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2019 and (ii) Amendment, which the Company expects to file as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ending June 30, 2020.

Item 2.02 Results of Operations and Financial Condition.

On April 28, 2020, the Company issued a press release (the “Press Release”) announcing the Amendment and preliminary and unaudited financial information as of March 31, 2020. The Press Release has been furnished as 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The information in this Item 2.02 of Current Report on Form 8-K, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or otherwise subject to the liabilities of that section. The information contained herein and in the accompanying exhibit is not incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any filings.

Item 7.01  Regulation FD Disclosure.

The information included in Item 2.02 is incorporated in this Item 7.01 by reference.

Item 8.01  Other Events.

On April 28, 2020, the Company provided an update regarding the timeline for resubmission of the NDA for XIPERE to the FDA in the Press Release. As previously disclosed, the FDA requested that the contract manufacturer for XIPERE (the “CMO”) complete certain manufacturing activities within its facilities that were not specifically related to XIPERE. The CMO has advised the Company that, while progress has been made, the CMO will be delayed in completing the corrective actions needed. Based on this information, the Company currently expects to re-submit the NDA for XIPERE in the fourth quarter of 2020.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this Current Report on Form 8-K that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “believe”, “expect”, “may”, “plan”, “potential”, “will”, and similar expressions, and are based on the Company’s current beliefs and expectations. These forward-looking statements include statements regarding the timing for resubmitting the XIPERE NDA. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include uncertainties inherent in the conduct of clinical trials, the Company’s reliance on third parties over which it may not always have full control, uncertainties regarding the COVID-19 pandemic and other risks and uncertainties that are described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, filed with the U.S. Securities and Exchange Commission on March 13, 2020. Any forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on information available to the Company as of the date of this Current Report on Form 8-K, and the Company assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit
Number	Exhibit Description
99.1	Press Release, dated April 28, 2020

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CLEARSIDE BIOMEDICAL, INC.

	By:	/s/ Charles A. Deignan
Date: April 28, 2020		Charles A. Deignan
Chief Financial Officer